Exhibit 21

Name and Address of Each Member of the Affiliated Group	Jurisdiction of Organization	Line of Business	Ownership

People’s United Bank	United States	Financial Services	100%
850 Main Street
Bridgeport, Connecticut

People’s Ventures II, Inc.	Connecticut	Investment Subsidiary	100%
850 Main Street
Bridgeport, Connecticut

Smithtown Bancorp Capital Trust I	Delaware	Statutory Trust	100%
Smithtown Bancorp Capital Trust II	Delaware	Statutory Trust	100%
Smithtown Bancorp Capital Trust III	Delaware	Statutory Trust	100%
850 Main Street
Bridgeport, Connecticut

The following subsidiaries are owned directly People’s United Bank:

People’s Securities, Inc.	Connecticut	Securities Brokerage	100%
850 Main Street
Bridgeport, Connecticut

People’s Capital and Leasing Corp.	Connecticut	Equipment Financing	100%
255 Bank Street
Waterbury, Connecticut

People’s United Insurance Agency, Inc.	Connecticut	Insurance Agency	100%
1 Goodwin Square
Hartford, Connecticut

Chittenden Commercial Finance, Inc.	Canada	Commercial Lending	100%
1000 LaGauchetiere Street
West Montreal, QC, Canada

ONB Realty Corp.	New Hampshire	Real Estate Investment	100%
325 State Street
Portsmouth, New Hampshire

Flagship Securities Corporation	Massachusetts	Investment Subsidiary	100%
120 Front Street
Worcester, Massachusetts

BOWM Securities Corporation	Massachusetts	Investment Subsidiary	100%
1391 Main Street
Springfield, Massachusetts

Bank of Smithtown Financial Services, Inc.	New York	Investment Subsidiary	100%
100 Motor Parkway
Hauppauge, New York

Name and Address of Each Member of the Affiliated Group	Jurisdiction of Organization	Line of Business

The address of the following wholly owned subsidiaries is 850 Main Street, Bridgeport, Connecticut:

People’s Mortgage Investment Company	Connecticut	Connecticut Passive Investment Company

Glamis Investment Corp.	Connecticut	Investment Subsidiary

MSB Mortgage Company of Florida, Inc.	Florida	Mortgage Lending

MSB Real Estate Corp.	Connecticut	Real Estate Investment

PB New Hampshire, LLC	New Hampshire	Real Estate Investment

PB Real Estate, Inc.	Connecticut	Real Estate Investment